AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT is made effective as of the 16th day of December, 2020

BETWEEN:

FLORA GROWTH CORP., a corporation existing under the laws of the Province of Ontario and having an office at 65 Queen Street West, Suite 900,
Toronto, Ontario, M5H 2M5

(hereinafter called the “Company”)
                               OF THE FIRST PART

AND:

               2051580 ONTARIO INC., a corporation existing under the laws of the Province of Ontario and having an office at                                                          .
(hereinafter called the “Consultant”)

OF THE SECOND PART

WHEREAS Mr. Stan Bharti and the Company entered into an independent contractor agreement dated for reference the 14th day of March, 2019 (the “Agreement”), as assumed by the Consultant effective March 14, 2019, pursuant to an assignment and assumption agreement dated January 1, 2020;

AND WHEREAS the parties are desirous of amending certain terms of the Agreement;

THEREFORE, the Agreement is amended as follows:

1.	Effective on the date hereof, paragraph 12 of the Agreement is hereby replaced in its entirely with the following:

Other than in the context of a Change in Control (as defined herein), the Company may terminate this Agreement without cause by making a lump sum payment to the Consultant that is equivalent to 12 months’ Base Fees payable to the Consultant within thirty (30) days of the termination date.

2.	All other terms and conditions of the Agreement are hereby reaffirmed.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF this amendment has been executed as of the day, month and year first above written.

FLORA GROWTH CORP.

/s/Damian Lopez
Authorized Signing Officer

2051580 ONTARIO INC.

/s/Stan Bharti
Authorized Signing Officer

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